SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [ ]
Filed by a Party other than the Registrant [x]
Bulldog Investors, LLC
Attn: Phillip Goldstein
250 Pehle Avenue, Suite 708
Saddle Brook, NJ 07663
Phone: 201 881-7100
Fax: 201 556-0097

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials [x]
Soliciting Material Pursuant to ss.240.14a-12


The Swiss Helvetia Fund
(Name of Registrant as Specified in Its Charter)

Bulldog Investors, LLC
Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Bulldog Investors, LLC, 250 Pehle Avenue, Suite 708, Saddle Brook, NJ 07663
 (201) 881-7111 // Fax: (201) 556-0097 // pgoldstein@bulldoginvestors.com

						June 6, 2018

Dear Fellow Shareholder of The Swiss Helvetia Fund (SWZ):

     The annual meeting is less than two weeks away. If you have not voted, please consider this. The primary difference between our nominees (Jerry Hellerman and me) and the incumbents is that the incumbents believe they can stall or even flatly refuse to implement a proposal that is approved by shareholders. Specifically, they say that if SWZ's shareholders vote in favor of a proposal to conduct a self-tender offer, they "would not be obligated to conduct such a tender offer." Presumably, their lawyers drafted that language for them to hide behind. By contrast, we promise to promptly implement any proposal approved by shareholders - and we don't need any lawyer to tell us right from wrong.

     The choice is clear. If you want directors that believe they have a duty to serve you and not to rule you, it is critical that you vote the enclosed Green proxy card today.

     IF YOUR SHARES ARE HELD IN STREET NAME, YOU MAY VOTE ONLINE AT WWW.PROXYVOTE.COM OR BY TELEPHONE AT 1-800-454-8683. IF YOU HAVE ALREADY RETURNED MANAGEMENT'S PROXY CARD (EVEN IF YOU VOTED AGAINST ITS NOMINEES), YOU STILL MUST RETURN OUR ENCLOSED GREEN PROXY CARD TO ELECT OUR NOMINEES SINCE THEY ARE COMMITTED TO IMPLEMENT THE SELF-TENDER OFFER IF IT IS APPROVED BY SHAREHOLDERS. IF YOU HAVE ANY QUESTIONS ABOUT HOW TO VOTE, PLEASE CALL INVESTORCOM AT 1-877-972-0090.

						   Very truly yours,

						   /s/Phillip Goldstein

						   Phillip Goldstein
						   Principal
					           Bulldog Investors, LLC